Exhibit 10.1

FIRST amendment of VENTURE LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of August 25, 2016, is entered into by and among INTERLEUKIN GENETICS, INC. (“Borrower”) and HORIZON CREDIT II LLC, as assignee of Horizon Technology Finance Corporation (“Lender”).

RECITALS

A.           Borrower and Lender are parties to a certain Venture Loan and Security Agreement dated as of December 23, 2014 (the “Loan Agreement”) pursuant to which Lender, among other things, (i) has provided a loan to Borrower (“Loan A”) as evidenced by a certain Secured Promissory Note (Loan A) executed by Borrower in favor of Lender, dated December 23, 2014, in the original principal amount of Five Million Dollars ($5,000,000.00) (“Loan A Note”) and (ii) been granted a security interest in all assets of Borrower, except with respect to Intellectual Property (as defined in the Loan Agreement).

B.           Borrower has now requested that Lender agree to amend the Loan Agreement to revise the repayment schedule of Loan A.

C.           Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.           Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.           Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lender, (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except with respect to Borrower’s Intellectual Property, and (iii) Borrower has no cause of action, claim, defense or set-off against the Lender in any way regarding or relating to the Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3.           Amendments to Loan Agreement.

(a)	Borrower and Lender hereby agree that the definition of “Loan Rate” appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

““Loan Rate” means, with respect to the Loan, (a) commencing on the Funding Date of Loan A, and continuing through August 1, 2016, 9.00% per annum and (b) commencing on August 1, 2016, and continuing until the repayment in full of the Obligations, the per annum rate of interest equal to 11.00% plus the amount by which the one month LIBOR Rate (rounded to the nearest one hundredth percent), as reported in the Wall Street Journal exceeds 0.50%. Notwithstanding the foregoing, after August 1, 2016, in no event shall the Loan Rate be less than 11.00%.”

(b)	Borrower and Lender hereby agree that Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Scheduled Payments. Borrower shall make payments on the outstanding principal amount of the Loan in the amounts and on the dates set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in each such Note and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date.”

(c)	Borrower and Lender hereby agree that Section 2.2(g) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Final Payment. Borrower shall pay to Horizon a payment in the amount of Three Hundred Twenty-Five Thousand Dollars ($325,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by Lender of payment in full of Loan A or (C) the Maturity Date, as applicable.”

(d)	Borrower and Lender hereby agree that Section 4.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Grant of Security Interests. Borrower grants to Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:

(a)           All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)           All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c)           All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d)           All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e)           All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f)           To the extent not covered by clauses (a) through (e), all other personal property of the Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include any equipment that now or hereafter is subject to a Lien permitted by clause (f) of the definition of “Permitted Liens”.”

(e)	Borrower and Lender hereby agree that the following shall be added as new Section 4.8 of the Loan Agreement:

“Intellectual Property.

(a)           At Lender’s request, Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower in connection with any product developed or acquired for sale or licensing, (ii) any software (material to the business of Borrower) developed or acquired by Borrower hereafter from time to time in connection with any product developed or acquired for sale or licensing, and (iii) any major revisions or upgrades to any software that has previously been registered by or on behalf of Borrower with the United States Copyright Office.

(b)           Borrower shall promptly notify Lender on a quarterly basis of the federal registration or filing by Borrower of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to Lender any grants of security interests in same, in form acceptable to Lender, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.”

4.           Amended and Restated Note. The Loan A Note is hereby amended and restated in its entirety as set forth in Exhibit A annexed hereto and made a part hereof (the “Amended and Restated Note”).

5.           Conditions to Effectiveness. Lender consents and agreement herein is expressly conditioned on each of the following:

(a)	Borrower executing and delivering to Lender an executed copy of this Agreement;

(b)	Borrower executing and delivering to Lender an executed copy of the Amended and Restated Note;

(c)	Borrower executing and delivering to Lender a warrant to purchase Borrower’s Equity Securities in the form attached hereto as Exhibit A;

(d)	Borrower’s payment to Lender of an amendment fee in the amount of Twenty-Five Thousand Dollars ($25,000); and,

(e)	Borrower’s payment of Lender’s in-house legal expenses in the amount of Five Thousand Dollars ($5,000) incurred in connection with the drafting, negotiation and execution of this Agreement.

6.           Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

7.           Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a)	All representations and warranties of Borrower in this Agreement and the Loan Agreement are true and correct in all material respects as of the date hereof, and shall survive the execution of this Agreement (except to the extent such representations and warranties are made as of an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)	No event has occurred and is continuing that constitutes a Default or an Event of Default.

(c)	Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement.

8.           Default. Borrower’s failure to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto shall constitute an Event of Default under the Loan Agreement.

9.           Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

11.         Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

12.         Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

IN WITNESS WHEREOF, Borrower and Lender have caused this FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT to be executed as of the day and year first above written.

BORROWER:

INTERLEUKIN GENETICS, INC.

By:	/s/ Mark B. Carbeau
Name:	Mark B. Carbeau
Title:	Chief Executive Officer

LENDER:
HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

[Signature page to First Amendment of Venture Loan and Security Agreement]